INVESTOR RIGHTS AGREEMENT by and among EVERI HOLDINGS INC. and THE DE AGOSTINI STOCKHOLDERS named herein Dated as of February 28, 2024 Exhibit 10.6ibit 10.6 N OR TS REE ENT d ong ERI LDINGS C. d E E OSTINI HOLDERS ed rein _____________________ ated s f ruary 8, 24

Contents

Section 1	Definitions; Interpretation	2
Section 2	Board of Directors	7
Section 3	Directors' and Officers' Insurance	9
Section 4	Information	10
Section 5	Certain Actions	11
Section 6	Restricted Activities; Voting	12
Section 7	Registration Rights	14
Section 8	Lock-Up	14
Section 9	Corporate Opportunities	15
Section 10	Non-Compete	15
Section 11	Rule 144	17
Section 12	Duration of Agreement	18
Section 13	Severability	18
Section 14	Governing Law; Jurisdiction	18
Section 15	WAIVER OF JURY TRIAL	19
Section 16	Stock Dividends, Etc.	19
Section 17	Benefits of Agreement	19
Section 18	Notices	20
Section 19	Modification; Waiver	21
Section 20	Entire Agreement	21
Section 21	Counterparts	21
Section 22	Delivery by Facsimile or Electronic Transmission	21
Section 23	Director and Officer Actions	22
Section 24	De Agostini Stockholder Parties	22

SCHEDULE A: DE AGOSTINI STOCKHOLDERS
SCHEDULE B: DE AGOSTINI DIRECTOR CLASSES
SCHEDULE C: ACCOUNTING INFORMATION
SCHEDULE D: EXCLUDED ENTITY

EXHIBIT A

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2 INVESTOR RIGHTS AGREEMENT This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of February 28, 2024, by and among Everi Holdings Inc., a Delaware corporation (the “Corporation”), and De Agostini S.p.A., a società per azioni organized under the laws of Italy (the “Initial Stockholder”). Each of the Corporation and the Initial Stockholder are sometimes referred to as a “Party.” WHEREAS, the Corporation is party to that certain Agreement and Plan of Merger, dated as of February 28, 2024 (as may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Corporation, Ember Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Corporation (“Merger Sub”), International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“Remainco”), and Ignite Rotate LLC, a Delaware limited liability company and wholly-owned subsidiary of Remainco (“Spinco”); WHEREAS, contemporaneously with the execution of the Merger Agreement, the Corporation, Merger Sub, Spinco and Remainco entered into that certain Separation and Distribution Agreement, pursuant to which the Remainco will, upon the terms and conditions set forth therein, contribute certain businesses and assets to Spinco; WHEREAS, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into Spinco with Spinco continuing as the surviving entity and as a wholly-owned subsidiary of the Corporation and, immediately thereafter, Spinco will be merged with and into International Game Technology (“Gaming Holdco”) with Gaming Holdco continuing as the surviving entity and as a wholly-owned subsidiary of the Corporation; WHEREAS, pursuant to and in connection with the transactions described in the recitals above, at Closing, shareholders of Remainco, such as the Initial Stockholder, will receive shares of Common Stock (as defined below); and WHEREAS, the Corporation and the Initial Stockholder wish to enter into this Agreement in accordance with the terms set forth herein. NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the Parties hereto hereby agree as follows: Section 1 Definitions; Interpretation. (a) Definitions. Any capitalized terms used but not defined herein have the meanings given to such terms in the Merger Agreement or the Separation Agreement, as applicable. As used herein, the following terms shall have the following respective meanings: “Affiliate” means, as to any Person, any other Person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided, that the term “Affiliate” does not include: (a) any portfolio companies of the Initial Stockholder, when used with respect to the Initial Stockholder, and vice versa, (b) any Everi Entity, when used with respect to any

3 De Agostini Entity or any IGT Entity, and vice versa or (c) any De Agostini Entity or any IGT Entity, when used with respect to any Everi Entity, and vice versa. For the avoidance of doubt, any co-investment vehicle controlled by any of the De Agostini Entities shall be deemed to be an Affiliate of such De Agostini Entities. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. “Agreement” has the meaning set forth in the Preamble. “Board” means the board of directors of the Corporation. “Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in New York City, New York or Las Vegas, Nevada are authorized by law to close. “Bylaws” means the Second Amended and Restated Bylaws of the Corporation, as amended from time to time. “Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Corporation; (ii) any Person or Group (in each case excluding the De Agostini Entities), directly or indirectly, obtains beneficial ownership of 50% or more of the outstanding Voting Securities; (iii) the Corporation consummates any merger, consolidation or similar transaction, unless the stockholders of the Corporation immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Voting Securities immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of the voting power of the outstanding shares of the voting stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction; or (iv) a majority of the Board is no longer composed of (x) directors nominated pursuant to Section 5.7 of the Merger Agreement and (y) directors who were nominated for election or elected or appointed to the Board with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board in accordance with this subclause (y). “Charter” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time. “Chosen Courts” has the meaning set forth in Section 14(b). “Class I” means the class of the Board designated as Class I under the Charter. “Class II” means the class of the Board designated as Class II under the Charter.

4 “Closing Common Stock” has the meaning set forth in Section 2(a)(i)(1). “Common Stock” means the common stock, par value $0.001 per share, of the Corporation and any other security issued or issuable in respect thereof, or in substitution therefor, in connection with any share subdivision, split, bonus issue, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization or otherwise, and shall also include any other class of common stock of the Corporation hereafter authorized. “Corporation” has the meaning set forth in the Preamble. “De Agostini Directors” has the meaning set forth in Section 2(a). “De Agostini Entities” means, collectively, the Initial Stockholder and its Affiliates. “De Agostini Indemnitors” has the meaning set forth in Section 3. “De Agostini Majority” means the De Agostini Stockholders then owning a majority of the shares of Common Stock held by all De Agostini Stockholders. “De Agostini Stockholder” means the Initial Stockholder and any De Agostini Entity that becomes an owner of any shares of Common Stock, from the Initial Stockholder or another De Agostini Stockholder. In connection with, and as condition to, any such transfer, such De Agostini Entity, shall execute a signature page hereto and Schedule A shall be amended and restated to provide that such De Agostini Entity has rights and obligations of a De Agostini Stockholder hereunder. “DGCL” shall mean the Delaware General Corporation Law. “Everi Entities” means, collectively, the Corporation and its Affiliates. “Excluded Entity” has the meaning set forth in Section 10(a)(viii). “Final Lock-up Release Date” has the meaning set forth in Section 8(a). “Group” has the meaning set forth in Section 13(d)(3) of the Securities Exchange Act. “Identified Person” has the meaning set forth in Section 9. “Independence Requirement” means independent within the meaning of the New York Stock Exchange (NYSE) listing standards (or applicable requirements of such other national securities exchange designated as the primary market on which the Common Stock is then listed for trading) and otherwise meet the requirements or qualifications for being an independent director of the Corporation as specified in the rules and regulations of the SEC and other applicable law or defined in the policies or voting recommendation positions of nationally recognized shareholder advisory firms.

5 “Information” has the meaning set forth in Section 4(a). “IGT Entities” means, collectively, Remainco and its Affiliates. “Initial Lock-up Release Date” has the meaning set forth in Section 8(a). “Initial Stockholder” has the meaning set forth in the Preamble. “Lock-up Shares” means the Common Stock and any other equity securities convertible into or exercisable or exchangeable for the Common Stock held by the De Agostini Entities immediately following the Closing (other than Common Stock acquired in the public market). “Merger Agreement” has the meaning set forth in the Recitals. “Outstanding Stock” means the outstanding shares of Common Stock on the date hereof, together with any other security issued in respect thereof, in connection with any share subdivision, split, bonus issue, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization or otherwise. “Party” has the meaning set forth in the Preamble. “Person” shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity or a governmental entity. “Representative” means, as to any Person, directors, officers, employees, agents or advisors of such Person. “Restricted Business” has the meaning set forth in Section 10. “Revenue Threshold” has the meaning set forth in Section 10(a)(i). “Rule 144” means Rule 144 promulgated under the Securities Act, or any similar or successor provision then in force. “Rule 144A” means Rule 144A promulgated under the Securities Act, or any similar or successor provision then in force. “SEC” means the U.S. Securities and Exchange Commission or any successor governmental agency. “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

6 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. “Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity. For avoidance of doubt, the Corporation shall not be deemed to be a Subsidiary of De Agostini for purposes of this Agreement. “Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of any shares of Common Stock held at any time by any De Agostini Stockholder (or any interest therein or right thereto or any economic interest or consequences of ownership), regardless of the manner in which such De Agostini Stockholder initially acquired such any such shares of Common Stock, or any other transfer of beneficial ownership of any shares of Common Stock, whether voluntary or involuntary. “Voting Securities” means shares of Common Stock and any other securities of the Corporation entitled to vote generally at any annual or special meeting of the Corporation’s stockholders. Any capitalized term used in this Agreement that is not defined in this Section 1 shall have the meaning ascribed to it in such other Section. Any capitalized term used in this Agreement that is not defined in this Agreement shall have the meaning ascribed to it in the Merger Agreement. (b) Interpretation. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this

7 Agreement. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Section 2 Board of Directors. In accordance with the Merger Agreement, at the Closing, the Board will consist of eleven (11) directors, three (3) of whom will be selected by the Initial Stockholder, at least one (1) of such directors selected by the Initial Stockholder shall meet the Independence Requirement. (a) Nomination of Directors. At every annual meeting where directors are elected, De Agostini will have the right to re-nominate a De Agostini director whose term is then expiring, or a replacement director in lieu thereof, at De Agostini’s discretion (any initial De Agostini director or De Agostini directors nominated by the De Agostini Majority pursuant to this provision, including any replacements to such directors, the “De Agostini Directors”), in accordance with the following: (i) The De Agostini Majority shall have the right, but not the obligation, to have: (1) three (3) directors on the Board, so long as the De Agostini Stockholders collectively beneficially own at least 80% of the Common Stock held by De Agostini Entities immediately following the Closing (“Closing Common Stock”), at least one of which shall meet the Independence Requirement; (2) two (2) directors on the Board, so long as the De Agostini Stockholders collectively beneficially own at least two-thirds of the Closing Common Stock but less than 80% of the Closing Common Stock; and (3) one director on the Board, so long as the De Agostini Stockholders collectively beneficially own at least 40% of the Closing Common Stock but less than two-thirds of the Closing Common Stock. (ii) For the avoidance of doubt, so long as the restrictions set forth in Section 6 apply, De Agostini Entities shall not be entitled to nominate any directors other than as set forth in Section 2(a). The De Agostini Directors shall serve through the remainder of such De Agostini Director’s then-applicable term regardless of whether the De Agostini Stockholders maintain the applicable percentage of Closing Common Stock throughout such term (unless earlier removed by the De Agostini Entities). The Parties agree that the Chief Executive Officer of the Corporation shall not be deemed to be a De Agostini Director for purposes of the foregoing. Notwithstanding anything to the contrary in this agreement, no De Agostini Director shall be an Unsuitable Person. To the extent such De Agostini Director is determined to be an Unsuitable Person by the Board, such De Agostini Director shall tender such director’s resignation immediately upon the request of the Board, with the effectiveness of such resignation to be at such time as the Board may determine.

8 (iii) The initial De Agostini Directors and any replacement De Agostini Directors shall be reasonably acceptable to the Corporation and a majority of the Board. (iv) The Board shall consist of 3 classes of directors, with each class of directors put before stockholders of the Corporation for election once every 3 years. One (1) initial Independent De Agostini Director will be nominated to Class I and (B) the two (2) other initial De Agostini Directors will be nominated to Class II, as further described on Schedule B. (v) In the event the size of the Board is increased at any time to other than eleven (11) directors, the De Agostini Stockholders’ collective nomination rights under this Section 2(a) shall be proportionately increased so that the Board is composed of a number of De Agostini Directors that is greater than or equal to the percentage of the Board originally composed of the De Agostini Directors pursuant to clause (i) above. (b) Election of Directors. The Corporation shall take commercially reasonable action within its power to cause all nominees timely nominated pursuant to Section 2 to be included in the slate of nominees recommended by the Board to the Corporation’s stockholders for election as directors at each annual meeting of the stockholders of the Corporation (and/or in connection with any election by written consent or at a special meeting of the stockholders of the Corporation), and the Corporation shall use commercially reasonable efforts to cause the election of each such nominees, including soliciting proxies in favor of the election of such nominees, in each case subject to applicable law (for the avoidance of doubt, the Corporation will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Corporation with respect to the applicable annual meeting of stockholders or action by written consent in lieu of such meeting). For the avoidance of doubt, failure of the stockholders of the Corporation to elect any De Agostini Director to the Board shall not affect the right of the De Agostini Stockholders to nominate directors for election pursuant to Section 2 in any future election of directors. The De Agostini Stockholders shall vote or cause to be voted, whether at a meeting of stockholders or by written consent, all of their respective shares of Common Stock in favor of the slate of nominees recommended by the Board to the Corporation’s stockholders to be elected to the Board. (c) Replacement of Directors. In the event that a vacancy is created at any time by the death, incapacity, disqualification, resignation, removal or failure to be elected by the Corporation’s stockholders of a De Agostini Director nominated pursuant to Section 2(a) or Section 2(c), to the extent the rights under Section 2 remain in effect, the De Agostini Majority shall have the right to nominate a replacement to fill such vacancy for such De Agostini Director consistent with the provisions of Section 2 (including being reasonably acceptable to the Board, including the De Agostini Directors), and if the De Agostini Majority exercises such right, the Board shall use commercially reasonable efforts to cause such nominee to be promptly appointed to the Board to fill such vacancy, subject to applicable law.

9 (d) Removal of Directors. Upon the written request of the De Agostini Majority seeking to remove and/or replace a De Agostini Director nominated pursuant to Section 2(a) or Section 2(c), the Corporation shall use commercially reasonable efforts to cooperate with such request, including if necessary, to promptly call a special meeting of the stockholders of the Corporation if necessary; provided, however, that the Corporation shall not be required to call more than a total of two special meetings with respect to the removal of De Agostini Directors. (e) Committees. The Board shall determine, in its sole discretion, the composition and make-up of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and any other committee of the Board. (f) Board Action. Decisions of the Board will be taken by majority vote and each member of the Board will be entitled to one vote. (g) Laws and Regulations. Nothing in this Section 2 shall be deemed to require that any party hereto, or any director of the Corporation, act in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange rule. (h) Leadership. In accordance with the Merger Agreement, immediately after the Closing, Michael D. Rumbolz shall be appointed as Chairman of the Board, Vincent L. Sadusky shall be appointed as Chief Executive Officer and Fabio Celadon shall be appointed as Chief Financial Officer. (i) Further Assurances. From and after the date of this Agreement and until the date that is thirty (30) days prior to the anticipated Closing, the Parties agree to take such other actions and do such other things as may be reasonably necessary to give effect to all of the rights and obligations contemplated hereby, in all material respects, including, if reasonably requested by the Initial Stockholder, exchanging at the Closing one (1) share of Common Stock that the Initial Stockholder receives in connection with the Closing for one share of a newly- created series of preferred stock of the Corporation (the “Preferred Share”) with the same rights, privileges and obligations contemplated by this Agreement. The Preferred Share will be non- transferrable, directly or indirectly, by the Initial Stockholder (including by operation of law). Upon the occurrence of events that would result in termination of this Agreement, the Preferred Share shall, in the sole discretion of the Corporation, either be automatically converted to one (1) share of Common Stock or redeemable by the Corporation for $1.00. The Corporation and the Initial Stockholder shall prepare, execute and perform all such other acts, deeds and documents as may be reasonably necessary to carry out fully the purposes and intent of the foregoing in all material respects. Section 3 Directors’ and Officers’ Insurance. The Corporation shall maintain directors’ and officers’ liability insurance as determined by the Board. The Corporation acknowledges and agrees that any De Agostini Directors who are partners, members, employees, director, agents, Affiliates or consultants of any De Agostini Entity may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable De Agostini Entities (collectively, the “De Agostini Indemnitors”). The Corporation acknowledges and agrees that the Corporation shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Charter and the

10 Bylaws and/or any indemnification agreements to any De Agostini Director in his or her capacity as a director of the Corporation or any of its Subsidiaries (such that the Corporation’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the De Agostini Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the Charter and the Bylaws in effect from time to time and/or (ii) such other agreement, if any, between the Corporation and such indemnitees, without regard to any rights such indemnitees may have against the De Agostini Indemnitors. No advancement or payment by the De Agostini Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Corporation in their capacities as directors shall affect the foregoing and the De Agostini Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Corporation. Section 4 Information. (a) For so long as the De Agostini Stockholders collectively beneficially own at least 5% of the Closing Common Stock, (i) the Corporation shall, and shall cause its material Subsidiaries to, provide such De Agostini Stockholder the information set forth on Schedule C attached hereto and permit the De Agostini Stockholders and their respective designated representatives, at reasonable times and upon reasonable prior notice to the Corporation, to inspect, review and/or make copies and extracts from the books and records of the Corporation or any of such material Subsidiaries and to discuss the affairs, finances and condition of the Corporation or any of such material Subsidiaries with the officers of the Corporation or any such material Subsidiary and (ii) upon the written request from any De Agostini Stockholder, the Corporation shall, and shall cause its Subsidiaries to, provide such De Agostini Stockholder, in addition to other information that might be reasonably requested by such De Agostini Stockholder from time to time, if the De Agostini Stockholders do not have a representative on the Board or the applicable committee of the Board, copies of all materials provided to the Board (or such committee of the Board) at the same time as provided to the directors (or members of such committee of the Board) (all such information so furnished pursuant to this Section 4, the “Information”); provided that the Corporation shall not be required to provide access to any Information subject to attorney-client privilege but shall use reasonable best efforts to provide the relevant information in a manner so as not to jeopardize such privilege. (b) The De Agostini Stockholders who shall receive Information shall (a) retain all Information in strict confidence and not release or disclose Information in any manner to any other person (other than disclosures to any of the De Agostini Stockholders, its Affiliates or any of its or their Representatives who (i) reasonably have a need to know such information; and (ii) are informed of its confidential nature); and (b) use the Information solely in connection with (i) the De Agostini Stockholders’ rights hereunder; or (ii) monitoring, reviewing and analyzing the De Agostini Stockholders’ investment in the Corporation and not for any other purpose; provided, however, that the foregoing shall not apply to the extent any of the De Agostini Stockholders, its Affiliates, any of its or their Representatives is requested or required to disclose Information by judicial or administrative process, pursuant to the advice of its

11 counsel, or by law; provided, further, however, that, if legally permissible, prior written notice of such disclosure shall be given to the Corporation as soon as reasonably practicable so that the Corporation may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Information which such person is compelled to disclose. (c) The De Agostini Stockholders acknowledge that the Information is proprietary to the Corporation and may include trade secrets or other business information the disclosure of which could harm the Corporation. None of the De Agostini Stockholders, any of its Affiliates, their Representatives shall, by virtue of the Corporation’s disclosure of, or such person’s use of any Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Corporation. The De Agostini Stockholders shall be responsible for any breach of this Section 4 by any of their respective Affiliates or Representatives. (d) The De Agostini Stockholders agree that, upon the request of the Corporation, it will (and will cause their respective Affiliates and Representatives to) promptly (a) return or destroy, at the Corporation’s option, all physical materials containing or consisting of Information and all hard copies thereof in their possession or control; and (b) destroy all electronically stored Information in their possession or control; provided, however, that each of the De Agostini Stockholders, their respective Affiliates and Representatives may retain, subject to prior written notice to the Corporation, any electronic or written copies of Information as may be (i) stored on its electronic records or storage system resulting from automated back-up systems; (ii) required by law, other regulatory requirements, or internal document retention policies; or (iii) contained in board presentations or minutes of board meetings of the De Agostini Stockholders or their respective Affiliates; provided, further, however, that any such retained Information shall remain subject to this Section 4 for so long as the De Agostini Stockholders are entitled to information rights under this Section 4 and for a period of two (2) years thereafter. Section 5 Certain Actions. (a) Without the approval of the De Agostini Majority, the Corporation shall not, and (to the extent applicable) shall not permit any material Subsidiary of the Corporation to: (i) amend, modify or repeal any provision of the Charter, the Bylaws, or any organizational documents of any material Subsidiary in a manner that is intended to or does disproportionately adversely affect the De Agostini Stockholders in any material respect or which is knowingly in violation of the rights of any De Agostini Stockholder pursuant to this Agreement; or (ii) subject itself to any additional regulatory jurisdictions or regimes that would impose any additional regulatory or licensing requirements or material restrictions (including any filing obligations) on the De Agostini Stockholders or their respective directors, officers or equityholders than already existing for such Persons with respect to Remainco and its Affiliates or that are substantially similar to those already existing with respect to Remainco and its Affiliates as of the date hereof. For the avoidance of doubt, a change in law or regulation, in and of itself, resulting in such additional

12 regulatory or licensing requirements or material restrictions in a jurisdiction in which the Corporation is already operating as of the date of the change in law or regulation shall not require approval from the De Agostini Majority. (b) This Section 5 shall automatically terminate if the De Agostini Stockholders collectively beneficially own less than 5% of the Outstanding Stock. Section 6 Restricted Activities; Voting. (a) The De Agostini Entities shall not, and shall cause their Affiliates not to, directly or indirectly, without the Corporation’s prior written consent: (i) make any statement or proposal to the Board, any of the Corporation’s representatives or any of the Corporation’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (1) any business combination, merger, tender offer, exchange offer, sale of all or substantially all assets or similar transaction involving the Corporation or any of its Subsidiaries and a De Agostini Entity, (2) any restructuring, recapitalization, liquidation or similar transaction involving the Corporation or any of its Subsidiaries, on the one hand, and a De Agostini Entity, on the other hand or (3) subject to sub-clause (iv) below, any acquisition of any of the Corporation’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Corporation’s loans, debt securities, equity securities or asset; provided, however, that this clause shall not preclude the tender by the De Agostini Entities of any securities of the Corporation into any third party tender or exchange offer or the vote by the De Agostini Entities (at the discretion of the De Agostini Entities) of any Voting Securities at a meeting duly called; (ii) instigate, encourage, or assist or provide financing for any third party (including forming a Group with any such third party) with respect to any Voting Securities to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (i) above; (iii) take any action that would reasonably be expected to require Corporation, the De Agostini Entities or any of their respective Affiliates or Representatives to make a public announcement regarding any of the actions set forth in clause (i) above; (iv) form, join or in any way participate in any Group with any Person (other than the Corporation) with respect to any Voting Securities, other than forming, joining or in any way participating in a Group solely between or among the De Agostini Entities; (v) otherwise act with any Person, including by providing financing for another party, to seek to control or change the management, the Board or the Corporation;

13 (vi) acquire or agree to acquire any additional Voting Securities, including any securities of the Corporation convertible, exchangeable or exercisable into Voting Securities, other than as a result of any stock split, reverse stock split, stock dividend, extraordinary dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change in Voting Securities which generally affects or is made available to all stockholders of the Corporation; (vii) publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing; or (viii) knowingly instigate, facilitate, encourage or assist any third party to do any of the foregoing; provided that this Section 6 shall in no way limit the activities of any director of the Corporation, so long as such activities are undertaken in the capacity as a director of the Corporation; provided further that (other than as may be a violation of clauses (i) and (ii) above) the right or ability of the De Agostini Stockholders to exercise their rights under this Agreement or the exercise by the De Agostini Stockholders of their right to vote shall not, in either case, in and of itself, be deemed a breach of this Section 6. (b) The De Agostini Entities further agree, they shall not and shall cause their Affiliates not to, without the prior written consent of the Corporation, publicly request the Corporation to amend or waive any provision of this Section 6 (including this sentence) or do so in a manner that would require the Corporation to publicly disclose such request. Notwithstanding anything to the contrary, nothing in this Section 6, shall prohibit the De Agostini Entities from communicating privately with the Corporations’ directors, officers or advisors, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications. (c) This Section 6 shall automatically terminate on the earlier of (i) the first date following the 30th day after the De Agostini Stockholders collectively beneficially own less than 5% of the Closing Common Stock or (ii) irrevocable waiver by the De Agostini Entities of Section 2 (pursuant to which any incumbent De Agostini Directors shall tender such director’s resignation immediately upon the request of the Board, with the effectiveness of such resignation to be at such time as the Board may determine). Additionally, in the event that (i) the Corporation engages in or enters into any proposal or offer that constitutes a Change in Control, approves or recommends, or publicly proposes to approve or recommend, any Change in Control or enters into a definitive agreement providing for a Change in Control; (ii) any Person or Group (other than the De Agostini Entities) commences a tender offer or exchange offer for securities of the Corporation, which, if consummated, would result in a Change in Control; (iii) the Board resolves publicly to engage in a formal process that is intended to result in a transaction, which, if consummated, would result in a Change in Control; or (iv) a Person or Group (other than the De Agostini Entities) enters into an agreement or commences a proxy solicitation in which such Person or Group would acquire the ability to elect a majority of the Board, then this Section 6 shall automatically be suspended in its entirety upon the occurrence of such event (the “Triggering Event”) and such suspension shall cease only if and when the Triggering Event is abandoned or otherwise terminated, such that the ownership and control of the Corporation as it

14 existed as of immediately prior to the occurrence of the Triggering Event is materially the same as after the occurrence of such Triggering Event, it being acknowledged and agreed that in and of itself trading of Voting Securities on stock exchanges shall be considered materially the same for purposes of this sentence. Section 7 Registration Rights. The De Agostini Stockholders and the Corporation shall comply with, and the De Agostini Stockholders shall be entitled to the benefits of, the provisions set forth in Exhibit A hereto governing and providing for, among other matters, registration rights with respect to the Common Stock. Section 8 Lock-Up. (a) The De Agostini Stockholders agree with the Corporation (and only with the Corporation) that subject to Section 8(b) (i) it shall not Transfer any Lock-up Shares prior to the date that is six (6) months following the Closing Date (such date, the “Initial Lock-up Release Date”) and (ii) it shall not Transfer more than fifty percent (50%) of its respective Lock- up Shares following the Initial Lock-up Release Date through the date that is twelve (12) months following the Closing Date (the “Final Lock-up Release Date”). (b) Notwithstanding anything in Section 8(a), the De Agostini Stockholders agree with the Corporation (and only with the Corporation) that it may Transfer any or all of the Lock-up Shares at any time (i) to any De Agostini Entity or to a trust for the benefit of any De Agostini Entity or for estate planning purposes or by will, intestacy, or other operation of testamentary law, or as a bona fide gift to a charitable organization; (ii) in any Transfer that has previously been approved by the Board or a duly authorized committee thereof (in each case where the De Agostini Directors have recused themselves from the matter and abstained from such approval); (iii) by distributions of Common Stock to its partners, limited liability company members, equity holders, or shareholders of the applicable De Agostini Stockholders or any direct partners, members, or equity holders of such other De Agostini Stockholder, any affiliates of such other De Agostini Stockholder, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (vi) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (vii) in the case of an entity, to the partners, members, or equity holders of such shareholder by virtue of the entity’s organizational documents, as amended, upon dissolution of the entity; (viii) to the Corporation (including in connection with any self-tender offer made by the Corporation); (ix) after commencement by the Corporation or one of its significant Subsidiaries (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of bankruptcy, insolvency or other similar proceedings; or (x) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved or not recommended against by the Board or a duly authorized committee thereof, or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date. The Parties acknowledge and agree that any permitted transferee of a De Agostini Stockholder shall be subject to the transfer restrictions set forth in this Section 8 with respect to the Lock-Up Shares (in the same form such restrictions applied to the transferor prior to transfer) upon and after acquiring such Lock-Up Shares.

15 Section 9 Corporate Opportunities. Subject to Section 10, the parties expressly acknowledge and agree that to the fullest extent permitted by the DGCL: (i) the De Agostini Entities, the De Agostini Directors or any of their respective Affiliates (each an “Identified Person”), shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Corporation or its Subsidiaries, including those deemed to be competing with the Corporation or its Subsidiaries, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, do business with any client, customer, vendor or lessor of any of the Corporation or its Affiliates, and/or make investments in any kind of property in which the Corporation may make investments; and (ii) in the event that any Identified Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation or its Subsidiaries, on the one hand, and such Identified Person, on the other hand, such Identified Person shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Corporation or its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Corporation or its Subsidiaries or their respective Affiliates or equityholders for breach of any duty (contractual or otherwise) by reason of the fact that such Identified Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Corporation or its Subsidiaries; provided that the foregoing shall not excuse a De Agostini Director from notifying the Board of, and recusing him or herself from, any matter before the Board with respect to which such De Agostini Director knows he or she has a material conflict of interest. Subject to Section 10, to the fullest extent permitted by the DGCL and subject to any express agreement otherwise that may from time to time be in effect, the Corporation renounces any interest or expectancy to participate in (A) any business or investments of any Identified Person as currently conducted or as may be conducted in the future, and waives any claim against a Identified Person arising in connection with or relating to a such Identified Person’s participation in any such business or investment, (B) any potential transaction or matter of which the Identified Person acquires knowledge, except as subject to any express agreement otherwise that may from time to time be in effect or for any corporate opportunity which is expressly offered to a Identified Person in writing solely in his or her capacity as a member of the Board, and (C) waives any claim against each Identified Person arising in connection with or relating to the foregoing. Notwithstanding anything to the contrary herein, under no circumstances shall (i) an officer or employee of the Corporation or any of its Subsidiaries be deemed to be an Identified Person, and (ii) the Corporation be deemed to have waived or renounced any interest or expectancy of the Corporation in, or in being offered any opportunity to participate in, any corporate, business, or investment opportunity that is presented to an officer or employee of the Corporation or any of its Subsidiaries, irrespective of whether such officer or employee (a) is also a director of the Corporation or any of its Subsidiaries or their respective Affiliates or (b) otherwise would be an Identified Person absent being an officer or employee of the Corporation or any of its Subsidiaries. For the avoidance of doubt, the De Agostini Directors shall not be deemed to be officers or employees of the Corporation solely as a result of their position on the Board of the Corporation. Section 10 Non-Compete.

16 (a) Notwithstanding anything contrary contained in this Agreement (including, for the avoidance of doubt, Section 9), so long as a De Agostini Director is serving as a member of the Board or the De Agostini Stockholders collectively beneficially own at least 10% or more in the aggregate of the Outstanding Stock, without the prior written consent of the Corporation, the Initial Stockholder agrees not to directly or indirectly, and not to permit any of the De Agostini Entities to, engage in, manage or operate, anywhere in the world, or own an equity interest in any Person who engages in, manages or operates anywhere in the world, in any business that competes with the Restricted Business; provided, however, that nothing herein shall preclude the De Agostini Entities from: (i) engaging in, operating or managing (or owning any Equity Interests in any Entity that engages in, operates or manages) any Permitted Business; (ii) acquiring and, after such acquisition, owning any interest for passive investment purposes only (provided that none of the De Agostini Entities exercise control of or otherwise manage, operate or engage in the Restricted Business of such Person) in any Person (or its successor) that is engaged in a Restricted Business if such Restricted Business generated less than Eighty Million Dollars ($80,000,000) of such Person’s or Persons’ consolidated annual revenues in the last completed fiscal year of such Person or Persons (collectively, the “Revenue Threshold”); (iii) owning two percent (2%) or less of the outstanding securities of any Person whose shares are listed on a stock exchange; provided, that such shares are held for passive investment purposes only and none of the De Agostini Entities exercise control of (or otherwise manage, operate or engage in the Restricted Business of) such Person; (iv) acquiring and, after such acquisition, owning an interest in any Person or Persons, collectively, (or its or their successor, successors, business or businesses) that are (directly or indirectly through controlled Affiliates) engaged in a Restricted Business, provided that (1) the revenue generated from the Restricted Businesses of such Person or Persons, collectively, was less than $140,000,000 of such Person’s or Persons’ consolidated annual revenues in the aggregate in the last completed fiscal year of such Person or Persons, collectively, and (2) if the revenue generated from the Restricted Businesses of such Person or Persons, collectively, was greater than the Revenue Threshold then the applicable De Agostini Entities, within one (1) year after exceeding the Revenue Threshold shall discontinue or enter into a definitive agreement to cause the divestiture of (and within six (6) months after the entry into such definitive agreement divests pursuant thereto (subject to extensions for regulatory approvals)), a sufficient portion of the Restricted Businesses of such Person or Persons such that the Revenue Threshold is not exceeded; (v) exercising its rights or performing or complying with its obligations under or as contemplated by any of the Transaction Documents; (vi) continuing the Permitted Business activities that are conducted by the IGNITE Entities (through such IGNITE Entities) as of the date of this Agreement;

17 (vii) engaging in any financial technology transactions, services, or activities in connection with the lottery business of the IGNITE Entities; (viii) owning five percent (5%) or less of the outstanding securities of the Entity listed on Schedule D attached hereto (the “Excluded Entity”); provided, that such shares are held for passive investment purposes only and none of the De Agostini Entities exercise control of (or otherwise manage, operate or engage in the Restricted Business of) the Excluded Entity; or (ix) entering into or participating in a joint venture or partnership, with any Person engaged in a Restricted Business, if such joint venture or partnership does not engage in a Restricted Business. (b) The Parties acknowledge that the restrictions contained in this Section 10 are reasonable in scope and duration. The Parties further acknowledge that the restrictions contained in this Section 10 are necessary to protect the Corporation’s significant interest in the Restricted Business, including its goodwill. It is the desire and intent of the Parties that the provisions of this Section 10 be enforced to the fullest extent permissible under applicable Law. If any covenant in this Section 10 is found to be invalid, void or unenforceable in any situation in any jurisdiction by a final determination of a Governmental Authority of competent jurisdiction, the Parties agree that: (1) such determination will not affect the validity or enforceability of (A) the offending term or provision in any other situation or in any other jurisdiction or (B) the remaining terms and provisions of this Section 10 in any situation in any jurisdiction; (2) the offending term or provision will be reformed rather than voided and the Governmental Authority making such determination will have the power to reduce the scope, duration or geographical area of any invalid or unenforceable term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, in order to render the restrictive covenants set forth in this Section 10 enforceable to the fullest extent permitted by applicable Law; and (3) the restrictive covenants set forth in this Section 10 will be enforceable as so modified. For purposes hereof, “Restricted Business” shall mean the design, development, assembly, distribution and provision to the types of customers of the Spinco Business (e.g., casinos, online casinos (real money and social) and, with respect to video lottery, Governmental Authorities) of the types of goods and services provided by the Spinco Business. Section 11 Rule 144. The Corporation covenants that so long as the Common Stock is registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Securities Exchange Act, it will file any and all reports required to be filed by it under the Securities Act and the Securities Exchange Act (or, if the Corporation is not required to file such reports, it will make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act) and that it will take such further action as the De Agostini Stockholders may reasonably request, including instructing the transfer agent to transfer any such Common Stock subject to the sales without restrictive legends (other than such

18 restrictive legends as are required by applicable Law) and taking other similar or administrative actions, all to the extent required from time to time to enable the De Agostini Stockholders to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Section 12 Duration of Agreement. This term of this Agreement commences immediately after the Closing and terminates automatically upon the dissolution of the Corporation (unless the Corporation (or its successor) continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction) or if the De Agostini Stockholders fail to collectively beneficially own at least 5% in the aggregate of the Outstanding Stock at any time, provided, however, that Section 6 shall terminate in accordance with Section 6(c). Any De Agostini Stockholder who disposes of all of its Common Stock shall automatically cease to be a party to this Agreement and have no further rights or obligations hereunder as a De Agostini Stockholder. Section 13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. Section 14 Governing Law; Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles. (b) Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 18.

19 Section 15 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15. Section 16 Stock Dividends, Etc. The provisions of this Agreement shall apply to any and all shares of capital stock of the Corporation or any successor or assignee of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Corporation as so changed. Section 17 Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and each De Agostini Stockholder and its permitted assigns, legal representatives, heirs and beneficiaries. Notwithstanding anything to the contrary contained herein, the De Agostini Stockholders may assign their rights or obligations, in whole or in part, under this Agreement to one or more of their controlled Affiliates in accordance with Section 24. Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third-party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement; provided that the De Agostini Entities shall be deemed third-party beneficiaries of, and entitled to enforce their rights or remedies under, the provisions of this Agreement that benefit the De Agostini Entities.

20 Section 18 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by e-mail transmission (notice deemed given upon transmission if the email is sent by 5:00 p.m. Eastern Time or, if after, the day following the date of transmission), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) (notice deemed given upon receipt of proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice): (i) If to the Corporation, to: Everi Holdings Inc. 7250 South Tenaya Way, Suite 10 Las Vegas, NV 89113 Attention: Randy L. Taylor - President & CEO and Everi Holdings Inc. 7250 South Tenaya Way, Suite 10 Las Vegas, NV 89113 Attention: Kate Lowenhar-Fisher - EVP, Chief Legal Officer - General Counsel With a copy (which shall not constitute notice) to: Pillsbury Winthrop Shaw Pittman LLP 11682 El Camino Real Suite 200 San Diego, CA 92130 USA Attention: Christian A. Salaman E-mail: [*] and Pillsbury Winthrop Shaw Pittman LLP 725 South Figueroa Street 36th Floor Los Angeles, CA 90017 Attention: Drew Simon-Rooke E-mail: [*] (ii) If to any De Agostini Stockholder, to:

21 [*] Attention: [*] Email: [*] With a copy (which shall not constitute notice) to: Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attention: Benjamin M. Roth Email: [*] Section 19 Modification; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by (a) the Corporation and (b) the De Agostini Majority. No course of dealing between the Corporation or its Subsidiaries and the De Agostini Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Section 20 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and, except for the Merger Agreement, supersedes all prior and contemporaneous agreements and understandings of the Parties in connection therewith, from and after the date of this Agreement. Unless otherwise provided herein, any consent required by any Person under this Agreement may be withheld by such Person in such Person’s sole discretion. Section 21 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Section 22 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use

22 of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense. Section 23 Director and Officer Actions. No director or officer of the Corporation shall be personally liable to the Corporation or any Stockholder as a result of any acts or omissions taken under this Agreement in good faith. Section 24 De Agostini Stockholder Parties. In the event that any De Agostini Entity (other than the Initial Stockholder) becomes a De Agostini Stockholder, such De Agostini Entity shall become party to this Agreement after executing a signature page hereto and Schedule A shall be amended and restated to provide that such De Agostini Entity shall have all of the rights and obligations of a De Agostini Stockholder hereunder. [Signature Page Follows]

The parties have signed this Agreement as of the date first written above. CORPORATION: Everi Holdings Inc. By: /s/ Randy L. Taylor Name: Randy L. Taylor Title: Chief Executive Officer STOCKHOLDER: De Agostini S.P.A. By: /s/ Lorenzo Pelliciolo Name: Lorenzo Pellicioli Title: Chairman [Signature Page to Investor Rights Agreement] ture ge I stor i hts r ent] he rties e ed is gree ent s f e te st ri ten ove. RPORATION: veri oldings c. y: / andy . aylor a e: andy . aylor itle: hief ecutive ficer HOLDER: e gostini . . . y: / renzo e li i lo a e: renzo e licioli itle: hair an

A-1 Exhibit A Section 1 Definitions (a) Definitions. As used in this Exhibit: “Closing Date” has the meaning ascribed to such term in the Merger Agreement. “Extension Period” has the meaning ascribed to such term in Section 4(a)(i). “Initial Notice” has the meaning ascribed to such term in Section 3(a). “Initiating Holder” has the meaning ascribed to such term in Section 2(b). “Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 2(b). “Minimum Offering Size” has the meaning ascribed to such term in Section 2(b). “Non-Marketed Shelf Take-Down” means a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down and that does not involve an Underwritten Offering, provided that a Non-Marketed Shelf Take-Down shall not cause the Corporation to incur any material expenses (other than those solely in connection with keeping the disclosure in the Registration Statement for such Non-Marketed Shelf Take-Down current in the ordinary course) or to take any other material actions to facilitate such Non-Marketed Shelf Take-Down, including but not limited to having the Corporation or its executives or directors execute any transaction documents related to such Non-Marketed Shelf Take-Down (except for any customary documents in satisfaction of transfer agent requirements), provide any comfort letters, or conduct any due diligence, and, provided further, that any such Non-Marketed Shelf Take-Down shall only take place during an open window period and shall not cause the Corporation to impose a trading blackout or require the Corporation to suspend its repurchase program (if any) or otherwise subject the Corporation to any regulatory requirements not in the ordinary course. “Piggyback Registration” has the meaning ascribed to such term in Section 3(a). “Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments and freewriting prospectuses and in each case including all material incorporated by reference therein. “Red Herring Prospectus” has the meaning ascribed to such term in Section 3(a).

A-2 “Registrable Securities” shall mean all shares of Common Stock held by a De Agostini Stockholder immediately following the Closing (and, for the avoidance of doubt, shall exclude any shares of Common Stock acquired by a De Agostini Stockholder in the open market, whenever acquired); provided that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been offered and sold pursuant to such Registration Statement, (b) such Registrable Securities have been disposed of pursuant to Rule 144, or (c) such Registrable Securities may be sold pursuant to Rule 144 without any limitation as to manner of sale restrictions or volume limitations or (d) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Corporation; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security. “Registration Statement” means a registration statement filed by the Corporation with the SEC, including the Prospectus included in such registration statement. “Shelf Filing Deadline” has the meaning ascribed to such term in Section 4(a)(i). “Shelf Registration” has the meaning ascribed to such term in Section 2(a). “Shelf Take-Down” has the meaning ascribed to such term in Section 2(b). “Shelf Take-Down Request” has the meaning ascribed to such term in Section 2(c). “Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public. “Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 2(b). “Underwritten Shelf Take-Down Notice” has the meaning ascribed to such term in Section 2(b). Definitions. Any capitalized terms used but not defined herein have the meanings given to such terms in the Agreement. Section 2 Shelf Registration Rights. (a) Shelf Registration Statement. Prior to the Initial Lock-up Release Date, the Corporation shall file a Registration Statement on (a) Form S-3ASR (or any successor form thereto), or (b) if the Corporation is not qualified for the use of Form S-3ASR (or any successor form thereto), on Form S-3 (or any successor form thereto), or (c) if the Corporation is not qualified for the use of Form S-3 (or any successor form thereto), on Form S-1 (or any successor form thereto) covering resales of Registrable Securities then held by the De Agostini

A-3 Stockholders on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”). The Corporation will use commercially reasonable efforts to cause such Registration Statement to be declared effective as of the Initial Lock-Up Release Date, including, without limitation, filing a Prospectus, prospectus supplement, post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act. In addition, at any time that the Registration Statement for a Shelf Registration is not in effect or will expire within 90 days, the Corporation shall use commercially reasonable efforts to file a shelf Registration Statement on (a) Form S-3ASR (or any successor form thereto), or (b) if the Corporation is not qualified for the use of Form S-3ASR (or any successor form thereto), on Form S-3 (or any successor form thereto), or (c) if the Corporation is not qualified for the use of Form S-3 (or any successor form thereto), on Form S-1 (or any successor form thereto), covering resales of the Registrable Securities by the De Agostini Stockholders pursuant to a Shelf Registration. In either case, the Registration Statement may include the “shelf” registration of offers and sales of securities to be issued by the Corporation which do not relate to a specific offering or take-down. (b) Shelf Take-Downs. Subject to the provisions of this Section 2, at any time and from time to time after the Initial Lock-up Release Date, De Agostini Stockholders holding a majority of the Registrable Securities included in an effective Shelf Registration (“Initiating Holders”) may initiate an offering or sale of all or part of such Registrable Securities pursuant to the Registration Statement referred to in the immediately preceding Section 2(a) (a “Shelf Take- Down”); provided that any Shelf Take-Down must have an aggregate dollar value of $75 million or greater (the “Minimum Offering Size”) and the De Agostini Stockholders may only request three Shelf Take-Downs in any rolling 12-month basis (provided that such limits shall include all Underwritten Shelf Take-Downs and Marketed Underwritten Shelf Take-Downs, but shall not apply to any Non-Marketed Shelf Take-Downs). If the Initiating Holders elect in a written request delivered to the Corporation (an “Underwritten Shelf Take-Down Notice”), a Shelf Take- Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Corporation shall file and effect an amendment or supplement to its Shelf Registration for such purpose as soon as reasonably practicable and taking into account financial statement staleness rules. The Initiating Holders shall indicate in such Underwritten Shelf Take- Down Notice whether they intend for such Underwritten Shelf Take-Down to involve a block trade or a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). If the Initiating Holders desire to effect a Non-Marketed Shelf Take-Down, the Initiating Holders shall so indicate in a written request delivered to the Corporation no later than two Business Days prior to the expected date of such Non-Marketed Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non- Marketed Shelf Take-Down, and, if necessary, the Corporation shall file and effect an amendment or supplement to its Shelf Registration for such purpose as soon as practicable and in any event within two Business Days; provided that each of the foregoing periods shall be extended to the extent required to satisfy financial statement staleness rules and subject to Section 4(a)(i) (subject to any lock-up restrictions), including, without limitation, filing a Prospectus, prospectus supplement, post-effective amendments, appropriate qualification under

A-4 applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act. All determinations as to whether to complete any Shelf Take-Down and as to the timing, manner, price and other terms of any Shelf Take- Down shall be at the discretion of the Initiating Holders, subject in all cases to applicable lock-up restrictions and the Minimum Offering Size. (c) Withdrawal of Take-Down Requests. The De Agostini Majority may withdraw a request for a Shelf Take-Down (a “Shelf Take-Down Request”) upon written notice to the Corporation and the underwriter(s) of their intention to withdraw from such Shelf Take- Down at any time prior to the filing of the Prospectus relating to the Shelf Take-Down Request. For the avoidance of doubt, a Shelf Take-Down which does not result in an effective registration under the Securities Act or a Shelf Take-Down Request that is withdrawn prior to the filing of the requested Registration Statement shall not be counted as a Shelf Take-Down for purposes of the limits in Section 2(b). (d) Registration Statement Duration. Subject to Section 4, the Corporation shall use its commercially reasonable efforts to keep any Registration Statement filed pursuant to Section 2(a) or in response to a Shelf Take-Down Request effective until the earlier of the date on which (x) De Agostini Stockholders dispose of all the Registrable Securities pursuant to the Registration Statement or (y) the shares under the Shelf Registration are no longer considered Registrable Securities, subject to Section 4(a)(i), provided that if there is a pending Shelf Take- Down, the Corporation will keep the Registration Statement effective until the distribution which is the subject of such pending Shelf Take-Down is complete. (e) Selection of Underwriters. In the case of an Underwritten Offering that is the subject of a Shelf Take-Down Request, the De Agostini Stockholders shall select the underwriter(s) (including the roles thereof); provided that such selection is reasonably acceptable to the Corporation. Section 3 Piggyback Registration Rights. (a) Participation. Subject to Section 3(b), if the Corporation proposes to file a Registration Statement or Prospectus for an offering on its own behalf or for any stockholder of the Corporation other than the De Agostini Stockholders (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of debt securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, (iv) a registration on Form S-8 or any successor form, or (v) a “shelf” Registration Statement with respect to securities to be issued by the Corporation which does not relate to a specific offering or take-down), with respect to an offering (for its own account or otherwise, and including any registration pursuant to Section 2) that includes any Registrable Securities, then the Corporation shall give written notice which may be delivered electronically (the “Initial Notice”) to the De Agostini Stockholders at least 20 days prior to the date on which the Corporation reasonably anticipates that the preliminary prospectus to be used in connection with such offering by the Corporation will be filed with the SEC (the “Red Herring Prospectus”), and, subject to Section 3(d), the De Agostini Stockholders shall be entitled to include in such Registration Statement the Registrable Securities held by them (subject to any lock-up restrictions). The Initial Notice shall offer the De Agostini

A-5 Stockholders the right, subject to Section 3(b) and Section 3(d) to register (such registration, a “Piggyback Registration”) such number of shares of Registrable Securities as each such De Agostini Stockholder may request and shall set forth (A) the anticipated effective date of such Registration Statement and (B) the aggregate number of Registrable Securities that is proposed to be included in such Registration Statement. Subject to Section 3(b), Section 3(d) and Section 4, the Corporation shall include in such Registration Statement such Registrable Securities for which it has received written requests to register from any De Agostini Stockholder within five (5) days after the Initial Notice has been given. (b) Piggyback Registration Withdrawal. Any De Agostini Stockholder may withdraw from a Piggyback Registration for any or no reason whatsoever upon written notice to the Corporation and the underwriter(s) of his, her or its intention to withdraw from such Piggyback Registration at least one (1) Business Day prior to the filing of the Red Herring Prospectus with respect to such Piggyback Registration, or, if agreed to by the Corporation, prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration. (c) Corporation Control. The Corporation may decline to file a Registration Statement subject to Section 3(a) after giving the Initial Notice, or withdraw any such Registration Statement after filing but prior to the effectiveness of such Registration Statement; provided that the Corporation shall notify each De Agostini Stockholder who was to participate in such offering of any such action in writing or electronically within 5 days of the Corporation’s decision to take any such action; provided, further, that the Corporation shall bear all reasonable and documented out-of-pocket expenses incurred by such De Agostini Stockholder or otherwise in connection with such unfilled or withdrawn Registration Statement, up to a maximum of $50,000 for the De Agostini Stockholders in the aggregate, and no De Agostini Stockholders shall be deemed to have made a Shelf Take-Down Request with respect to the unfilled or withdrawn Registration Statement. Except as provided in Section 2(e), the Corporation shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering. (d) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 3 involves an Underwritten Offering and the Corporation, after consultation with the underwriter(s) determines, in its sole discretion, that the total or kind of securities that the De Agostini Stockholders intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Corporation and the selling De Agostini Stockholders, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering shall be included in the following order: (i) first, the securities to be issued and sold by the Corporation in such registration; and (ii) second, the securities held by the De Agostini Stockholders requested to be included in such registration pursuant to the terms of this Section 3, pro

A-6 rata based upon the number of Registrable Securities requested to be registered by each De Agostini Stockholder in connection with such registration. Section 4 General Procedures. (a) Registration Postponement; Suspension of Sales. (i) If prior to the Initial Lock-Up Release Date filing deadline for the Shelf Registration pursuant to Section 2(a) (the “Shelf Filing Deadline”) or prior to the effectiveness deadline for the Shelf Registration pursuant to Section 2(a), or after the receipt by the Corporation of a Shelf Take-Down Request, the Corporation furnishes to the De Agostini Stockholders a copy of a resolution of the Board (certified by the secretary of the Corporation) stating that in the good faith judgment of the Board it would be materially adverse to the Corporation for a Registration Statement (or an Underwritten Shelf Take-Down or a Non-Marketed Shelf Take-Down) to be filed or effected on or before the date such filing, effectiveness, or take-downs would otherwise be required hereunder, the Corporation shall have the right to defer such filing, effectiveness, or take-downs for a period of not more than sixty (60) days after the Shelf Filing Deadline or the date such effectiveness or take-downs would otherwise be required hereunder (provided that such sixty (60) day period may be extended to a period of up to ninety (90) days to the extent such suspension is due to an SEC review or investigation, or ongoing negotiations or discussions regarding a material merger, acquisition or other similar transaction and the requirements for such deferral set forth in this sentence continue to be satisfied. If the Corporation furnishes to the De Agostini Stockholders a copy of a resolution of the Board (certified by the secretary of the Corporation) stating that in the good faith judgment of the Board it would be materially adverse to the Corporation to continue to permit the use of any prospectus contained in any Shelf Registration, the Corporation shall be entitled to defer such submission, filing or effectiveness of, or suspend the use of, such prospectus for a reasonable period of time not to exceed (i) sixty (60) days in succession (provided that such consecutive sixty (60) day period may be extended to a period of up to ninety (90) days in succession to the extent such suspension is due to an SEC review or investigation, or ongoing negotiations or discussions regarding a material merger, acquisition or other similar transaction and the requirements for such suspension set forth in this sentence continue to be satisfied (the “Extension Period”)) or (ii) ninety (90) days in the aggregate in any rolling twelve (12) month period if the Extension Period has not been triggered or (iii) one hundred twenty (120) days in the aggregate in any rolling twelve month period if the Extension Period has been triggered. (ii) The Corporation shall not be permitted to take the actions set forth in Section 4(a)(i) more than two times in any 365-day period (except that the Corporation shall be able to use this right more than two times in any 12-month period if the Corporation is exercising such right (a) in connection with a Non-Marketed Shelf Take- Down or (b) during the 15-day period prior to the Corporation’s regularly scheduled quarterly earnings announcement date). If the Corporation shall so postpone the filing of a Prospectus related to a Shelf Take-Down Request, the De Agostini Stockholders may withdraw their Shelf Take-Down Request by so advising the Corporation in writing or

A-7 electronically, and such withdrawal shall not be counted as a Shelf Take-Down Request for purposes of the Shelf Take-Down Request limits set forth in Section 2(b). In addition, if the Corporation receives a Shelf Take-Down Request and the Corporation is then in the process of preparing to register Common Stock in connection with a primary offering, the Corporation shall inform the De Agostini Stockholders of the Corporation’s intent to engage in a primary offering and, subject to Section 3, may require the De Agostini Stockholders to withdraw such Shelf Take-Down Request for a period of up to 90 days so that the Corporation may complete its offering, and such withdrawal shall not be counted as a Shelf Take-Down Request for purposes of the Shelf Take-Down Request limits set forth in Section 2(b). In the event that the Corporation ceases to pursue a primary offering, it shall promptly inform the De Agostini Stockholders in writing or electronically, and the De Agostini Stockholders shall be permitted to submit a new Shelf Take-Down Request. For the avoidance of doubt, the De Agostini Stockholders shall have the right to participate in the Corporation’s primary offering as provided in Section 3 (and notwithstanding anything to the contrary in Section 3, the De Agostini Stockholders shall have the right to piggyback on the Corporation’s primary offering, subject to Section 3(b) and Section 3(d)). (b) Participation in Underwritten Offerings. No De Agostini Stockholder may participate in any Underwritten Offering hereunder unless such De Agostini Stockholder agrees to sell such De Agostini Stockholder’s securities on the basis provided in any customary underwriting arrangements approved by the Corporation and provides the questionnaires, powers of attorney, customary indemnities, underwriting agreements, and other documents (including lock-up agreements) required for such underwriting arrangements, and such De Agostini Stockholder agrees to take any other actions required by law in connection with this Agreement and the transactions contemplated hereby. The Corporation agrees that in connection with any Underwritten Offering it similarly will agree to customary underwriting arrangements and complete the customary due diligence and provide customary comfort letters and opinion letters and other certificates and other documentation (including lock-up agreements) required for such underwriting arrangements, and the Corporation agrees to take any other actions required by law in connection with this Agreement and the transactions contemplated hereby. Nothing in this Section 4(b) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any De Agostini Stockholder otherwise than as set forth herein. (c) Expenses. As between the Corporation and the De Agostini Stockholders, the Corporation will pay all registration fees and other expenses in connection with each registration of Registrable Securities requested pursuant to Section 2 and this Section 4; provided that each De Agostini Stockholder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and that the De Agostini Stockholders shall be entitled to a single counsel (at the Corporation’s expense (such expenses to be covered must be reasonable and documented)) to be selected by the De Agostini Stockholders, and to be reasonably satisfactory to the Corporation. (d) Cooperation. With respect to any registration of Registrable Securities, the Corporation shall use its commercially reasonable efforts to: (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in

A-8 connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the applicable period set forth above, which documents will be subject to the reasonable review and comment of the De Agostini Stockholders or their counsel; (ii) provide an electronic copy via PDF of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as the De Agostini Stockholders may from time to time reasonably request,; (iii) notify the De Agostini Stockholders (to the extent selling Registrable Securities covered by such registration statement) in writing or electronically at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such De Agostini Stockholders an electronic copy via PDF of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; (iv) take such actions as shall be reasonably requested by the De Agostini Stockholders or the lead managing underwriter of an underwritten offering to facilitate such offering, including without limitation, making customary road show presentations and, in a customary manner, holding meetings with and making calls to potential investors; and (v) facilitate the preparation and delivery of certificates representing Registrable Securities to be delivered pursuant to a Registration Statement, which certificates, subject to any lock-up restrictions or legends for affiliates (as defined under securities laws) required under applicable Law or as reasonably required to facilitate compliance with applicable contractual provisions, shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request in writing, and in connection therewith, if required by the Company’s transfer agent, the Company will, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities, subject to any lock-up restrictions or legends for affiliates (as defined under securities laws) required under applicable Law or as reasonably required to facilitate compliance with applicable contractual provisions, without any such legend upon sale by the holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement. The De Agostini Stockholders shall furnish to the Corporation all customary information and documents as the Corporation may reasonably request for purposes of disclosure in a Registration Statement, and if such Registration Statement is reviewed by the SEC, as requested by the Corporation to address and resolve the comments of the SEC.

A-9 Section 5 Indemnification. (a) Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless, to the full extent permitted by law, each selling De Agostini Stockholder, its officers, managers, employees, representatives and Affiliates, against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing or electronically to the Corporation by such selling De Agostini Stockholder for use therein; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense is caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was caused by or contained in any information furnished in writing or electronically to the Corporation by such selling De Agostini Stockholder expressly for use therein and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. (b) Indemnification by Selling De Agostini Stockholder. The De Agostini Stockholders agree to indemnify and hold harmless, to the full extent permitted by law, the Corporation, its directors, officers, employees and representatives and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was caused by or contained in any information furnished in writing or electronically to the Corporation by such selling De Agostini Stockholder expressly for use therein and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling De Agostini Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by such selling De Agostini Stockholder upon the sale of the securities giving rise to such indemnification obligation (except in the event of liability for fraud by such selling De Agostini Stockholder). The Corporation and the selling De Agostini Stockholder shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing or electronically by such Persons specifically for inclusion in any Registration Statement or Prospectus. (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the

A-10 indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing or electronically to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing or electronically that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnified party shall not have any obligation to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnified party will have any obligation to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within twenty (20) Business Days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing or electronically that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within twenty (20) Business Days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer; provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies, to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder, or to any settlement that does not include an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense or a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest

A-11 between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel. (d) Other Indemnification. Indemnification similar to that specified in this Section 5 (with appropriate modifications) shall be given by the Corporation and each selling De Agostini Stockholder with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act. (e) Contribution. If for any reason the indemnification provided for in Section 5(a) and Section 5(b) is unavailable to an indemnified party or insufficient to hold such indemnified party harmless as contemplated by Section 5(a) and Section 5(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that no selling De Agostini Stockholder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling De Agostini Stockholder with respect to the sale of any securities hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not itself guilty of such fraudulent misrepresentation.